Exhibit 99.1

                                    AGREEMENT

      This Agreement ("Agreement") is made, entered into and is effective as of June 20, 2003, by and among LASERSIGHT INCORPORATED, a Delaware corporation ("LaserSight"), SHENZHEN NEW INDUSTRIES MEDICAL DEVELOPMENT CO., LTD., a Chinese corporation ("SNIMD"), and NEW INDUSTRIES INVESTMENT CONSULTANTS (H.K.) LTD. (the "Series H Stockholder" and together with SNIMD, the "Shenzhen Parties").

                                    RECITALS:

      A. LaserSight and SNIMD previously entered into a Product Purchase Agreement effective as of August 15, 2002 (the "Product Purchase Agreement") pursuant to which SNIMD agreed to purchase at least $10,000,000 worth of LaserSight products no later than August 15, 2003 (the "Product Purchase Minimum"), and to date SNIMD has purchased approximately $4,500,000 worth of LaserSight products. Pursuant to the Product Purchase Agreement, in case SNIMD does not purchase the full $10,000,000 worth of LaserSight products, LaserSight has the option to buy back , at the original issuance price namely $2,000,000, the Series H Convertible Preferred Shares issued to SNIMD. SNIMD is very concerned about LaserSight's commercial viability and LaserSight's ability to fulfill its contract obligations under the Product Purchase Agreement in terms of production, after-sale service and warranty obligations, among other things.

      B. The Series H Stockholder holds substantially all of LaserSight's Series H convertible participating preferred stock that is convertible into approximately 40% of LaserSight's currently outstanding common stock.

      C. LaserSight has minimal cash and a current inability to manufacture product due to limited inventories and unfavorable financial relationships with its vendors.

      D. In view of the difficulty that LaserSight faces in terms of servicing its indebtedness, SNIMD has tried over the last two weeks to negotiate a settlement or a purchase arrangement with the secured creditor of LaserSight, Heller Health Finance, Inc. to reduce the burden on LaserSight and to protect SNIMD's investment in LaserSight. The negotiation with Heller Health Finance, Inc. was not successful.

      E. The parties would like to execute this Agreement to document their agreements related to rescue plan for LaserSight and a restructuring of LaserSight's governance, management and operations.

      NOW, THEREFORE, in consideration of the recitals and mutual promises and covenants contained in this Agreement, the parties agree as follows:

1. Advanced Product Purchase and Payment. SNIMD shall proceed with further purchase orders and will make efforts to provide necessary advance payments according to a schedule to be agreed upon between LaserSight and SNIMD.

2. Intention to Purchase Additional Product. If LaserSight's operations are proceeding substantially in accordance with its restructured business plan then SNIMD intends to purchase additional LaserSight products above and beyond the Product Purchase Minimum.

3. Board Resignations. As a requirement to taking the actions described in Sections 1 and 2 above, the Shenzhen Parties are requiring that the LaserSight Board of Directors be reconstituted to include directors that have experience in the China market and doing business in China. To accomplish this, Francis E. O'Donnell, Jr., M.D. and David Pieroni agree that following the execution of this Agreement by all parties and they each shall deliver an originally executed resignation from LaserSight's Board of Directors (the "Board") substantially in the form attached hereto as Exhibit A and Exhibit B. In consideration for such resignations, the Shenzhen Parties and LaserSight and on behalf of their respective officers, directors, employees and agents of such parties, do hereby, upon the execution and delivery of their respective resignations in accordance herewith, release Mr. Pieroni and Dr. O'Donnell from any and all claims that arise from or relate to Mr. Pieroni's and Dr. O'Donnell's resignation as a member of the Board or any committee thereof.

4. LaserSight Obligations. LaserSight and the Shenzhen Parties will work together and coordinate efforts to negotiate better terms of rescheduling or settlement of existing obligations to reduce the burden for LaserSight.

5. On-Going Activities. LaserSight will take all steps necessary to see to it that LaserSight continues to comply with all applicable laws, rules and regulations governing or relating to the business of LaserSight, including without limitation the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission. The Shenzhen Parties agree to cause LaserSight to promptly engage outside legal counsel that is skilled in securities matters to assist in such efforts.

6. Counterparts. This Agreement may be executed in any number of counterparts with the same effects as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LASERSIGHT INCORPORATED                     SHENZHEN NEW INDUSTRIES
                                            MEDICAL DEVELOPMENT CO., LTD.

Signature: /s/ Michael R. Farris            Signature: /s/ Xian Ding Weng
          -------------------------                    ------------------------
Name:  Michael R. Farris                    Name:  Xian Ding Weng
       ----------------------------                ----------------------------
Title: President/CEO                        Title: Chairman
       ----------------------------                ----------------------------

NEW INDUSTRIES INVESTMENT
CONSULTANTS (H.K.) LTD.

Signature: /s/ Xian Ding Weng
           ------------------------
Name:  Xian Ding Weng
       ----------------------------
Title: Chairman
       ----------------------------

      The undersigned have joined in the execution of this Agreement solely for the purpose of acknowledging their respective obligation described in Section 3 of this Agreement

                                  /s/ Francis E. O'Donnell, Jr., M.D.
                             -----------------------------------------
                             Francis E. O'Donnell, Jr., M.D.

                                  /s/ David J. Pieroni
                             -----------------------------------------
                             David Pieroni


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